Exhibit 10.11

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of April 21, 2015, is made between Rosewind Corporation, a Colorado corporation (the “Company”), and Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Shareholder”).

Recitals

WHEREAS, the Shareholder is the beneficial owner (as defined in Rule l3d-3 under the Securities Exchange Act of 1934, as amended) of 141,535,750 outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, which shares entitle the beneficial owner to vote at a meeting of the shareholders of the Company or by written consent;

WHEREAS, each of the Shareholder and the Company will derive significant value from the consummation of the Proposed Transactions (as defined below); and

WHEREAS, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Shareholder agrees to vote all of the shares of the Common Stock beneficially owned by the Shareholder at one or more Company shareholder meetings or by written consent in favor of proposals approved by the Board of Directors of the Company (the “Board”) and authorizing the Company to (1) re-incorporate into the State of Delaware through a plan of conversion; (2) effectuate a reverse stock split of the Company’s common stock, at a ratio of one new share for every approximately 12.174 shares currently outstanding; (3) change the name of the Company from “Rosewind Corporation” to “Aytu Bioscience, Inc.”; and (4) approve a new stock option and incentive plan (collectively, the “Proposed Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Voting Provisions

(a) Agreement to Vote Shares of the Company’s Stock. The Shareholder hereby agrees during the Term (as defined in Section 3 below) of this Agreement to vote or cause to be voted all shares of Company’s Common Stock owned of record and/or beneficially (as defined in Rule 13d-3 of the Exchange Act of 1934, as amended) by the Shareholder (the “Shares”), in each case, as of the applicable record date for any annual or special meeting of shareholders or in connection with any solicitation of shareholder action by written consent (each, a “Shareholders Meeting”), in favor of each of the Proposed Transactions and to be present for quorum purposes.

(b) No Other Voting Agreement. The Shareholder hereby agrees that the Shareholder shall not enter into any agreement or understanding with any other person the effect of which would be to violate the provisions and agreements contained in this Section 1, provided that the foregoing shall not restrict the Shareholder from selling or otherwise disposing of the Shareholder’s Shares.

2.	Other Proxies Revoked. The Shareholder represents and warrants that any proxies heretofore given in respect of the Shareholder’s Shares are not irrevocable, and that all such proxies have been or are hereby revoked.

3.	Term of Agreement. The term of this Agreement shall commence on the date of this Agreement and shall remain in full force and effect until the approval by the Company’s stockholders of the Proposed Transactions (the “Term”). For avoidance of doubt, upon the termination of this Agreement, the parties will have no continuing obligations pursuant to this Agreement.

4.	Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company as follows:

(a) Authority, etc. The Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Shareholder have been duly authorized by all necessary action on the part of the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(b) Ownership of Shares. The Shareholder is, as of the date hereof, the beneficial owner of 141,535,750 shares of Common Stock. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

(c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable documents to which the Shareholder is a party, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder.

(d) No Encumbrances. The Shares and the certificates representing such Shares are now held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

5.	Covenants of The Shareholder. The Shareholder covenants and agrees that, during the Term, the Shareholder shall not (i) grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares or (ii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, disabling or delaying the Shareholder from performing the Shareholder’s obligations under this Agreement.

6.	Covenants of the Company.

The Company covenants and agrees that it shall hold a Shareholders Meeting as soon as is reasonably practicable for the purpose of voting upon the Proposed Transactions, unless the Board determines after the date of this Agreement that it is no longer advisable for the Company to do so.

7.	(a) Miscellaneous

(a) Further Assurances. From time to time, at any other party’s written request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that the Buyers may assign and transfer, at its sole discretion, its rights and obligations hereunder to any of their affiliates.

(d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

(e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, fax, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as FedEx, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Shareholder:

Ampio Pharmaceuticals, Inc.
373 Inverness Parkway, Suite 200
Englewood, Colorado 80112
Attention: Gregory A. Gould
Facsimile: (720) 437-6501

If to the Company:

Rosewind Corporation
373 Inverness Parkway, Suite 200
Englewood, Colorado 80112
Attention: Joshua R. Disbrow
Facsimile: (720) 437-6501

With a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Attention: Andrew H. Goodman, Esq.

Facsimile: (212) 355-3333

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who or which is not a party hereto.

(k) Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed and construed in accordance with the laws of the State of Delaware.

(l) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

(m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(n) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

* * * * *

IN WITNESS WHEREOF, each of the Company and the Shareholder has caused this Voting Agreement to be duly executed as of the day and year first above written.

ROSEWIND CORPORATION

By:
Name:	Joshua R. Disbrow
Title:	President and Chief Executive Officer

AMPIO PHARMACEUTICALS, INC.

By:
Name:	Gregory A. Gould
Title:	Chief Financial Officer

[Signature Page to Voting Agreement]